Exhibit 99.1

NEWS RELEASE

Lumen Enters into Agreement Regarding Divestiture of EMEA Business to Colt Technology Services for $1.8B

Transaction will strengthen Lumen’s financial position and sharpen strategic focus

DENVER and LONDON, Nov. 2, 2022 – Lumen Technologies (NYSE: LUMN) and Colt Technology Services (Colt), a digital infrastructure company, announce today they have entered into an exclusive arrangement for the proposed sale of Lumen’s Europe, Middle East and Africa (EMEA) business to Colt for $1.8 billion. This represents a very attractive multiple (~11x) for Lumen’s EMEA business and will create additional value for its shareholders. More information on this transaction can be found in Lumen’s 8-K to be contemporaneously filed with this release.

The envisaged transaction is subject to customary conditions and would involve the divestiture by Lumen of its EMEA business, including its terrestrial and subsea networks, data centers and network equipment in the region to London-headquartered Colt. Upon completion, the transaction will further Lumen’s strategic focus on investing in core businesses that are expected to drive long-term, profitable growth.

Benefits to Lumen:

•	Purchase price represents a strong ~11x multiple of the EMEA business’s estimated 2021 adjusted EBITDA.

•	Additional capital and a streamlined portfolio will drive more focused investments on enterprise growth and help maintain Lumen’s strong balance sheet.

•	The terms of the transaction enable Lumen to continue to serve multinational enterprise customers through its strategic partnership with Colt.

“We are continuing to execute on portfolio optimization at Lumen, creating additional value for our shareholders by monetizing non-strategic assets at accretive multiples,” said Lumen President and CEO Jeff Storey. “This transaction would enhance our focus so we can invest more efficiently in our most strategic opportunities – our key Enterprise and Quantum Fiber initiatives – and partner with regional leaders like Colt in Europe and Cirion in Latin America to continue serving our multinational enterprise customers.”

“This transaction would mark the next chapter in Colt’s exciting story of global growth and world-class innovation,” said Keri Gilder, CEO, Colt Technology Services. “We’re deeply committed to building extraordinary connections for our people, customers and partners across our digital infrastructure. This acquisition would strengthen and extend these connections across existing and new geographies, helping us to accelerate growth and bring the power of the digital universe closer to our customers.”

Known for its commitment to customer experience and its industry-leading environmental, social and governance (ESG) performance, Colt is a global digital infrastructure business with over 60 offices around the world. The transaction will extend Colt’s infrastructure to new geographic markets, boosting the services and capabilities it delivers to global enterprises and strategic partners.

Benefits to Colt:

•	Extends Colt’s network into additional countries, European cities and data centers, offering businesses throughout Europe expanded fiber network connectivity.

•	Offers Colt access to a full range of product solutions for diversified Enterprise, Hyperscaler, Government and Wholesale customers.

•	Positions Colt to meet growing enterprise and international IP traffic in EMEA via extensive terrestrial and subsea reach.

Strategic partnership

Most of Lumen’s EMEA employees would join Colt after the transaction closes. Colt and Lumen will establish a strategic relationship that will enable Lumen to continue delivering a seamless experience for its multinational customers with needs in EMEA. The partnership will also allow Colt to continue serving the needs of the EMEA-based customers with service needs outside of EMEA.

“Lumen has a strong interest in Colt’s success, and we expect to remain a close business partner and key customer,” said Storey. “Colt’s strong reputation and customer focus make them the ideal partner to serve the needs of our customers, and we expect to remain Colt’s partner of choice for their customers’ needs in North America.”

“Colt and Lumen share values, and a drive to deliver outstanding customer experience,” said Gilder. “This combination is powered by amazing people and incredible infrastructure and is inspired by technology’s ability to change the way we live and work.”

Lumen and Colt envisage the transaction would close as early as late 2023 upon receipt of all regulatory approvals in the U.S. and certain countries where Colt operates, as well as the satisfaction of other customary conditions.

The purchase agreement contains various customary covenants for transactions of this type, including various indemnities and purchase price adjustments.

Morgan Stanley & Co. LLC is acting as financial advisor to Lumen in connection with the transaction, and Bryan Cave Leighton Paisner LLP is serving as legal advisor to Lumen.

About Lumen

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 400,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2020 Lumen Technologies. All Rights Reserved.

Learn more about the Lumen network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com/home, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks in the United States.

About Colt

Colt Technology Services (Colt) is a global digital infrastructure company which creates extraordinary connections to help businesses succeed. Powered by like-minded partners and amazing people, Colt is driven by its purpose: to place the power of the digital universe in the hands of its customers, wherever, however and whenever they choose.

Since 1992, Colt has set itself apart through its deep commitment to its customers, growing from its heritage in the City of London to more than 60 offices around the world. The powerful Colt IQ Network connects 222 cities and 32 countries with more than 1000 data centres, 51 Metropolitan Area Networks and over 31,000 buildings across Europe, Asia and North America’s largest business hubs. Privately owned, Colt is one of the most financially sound companies in the sector.

Obsessed with delivering industry-leading customer experience, Colt is guided by its dedication to customer innovation, by its values and its responsibility to its customers, partners, people and planet.

For more information, please visit www.colt.net

Forward-looking Statements

Except for the historical and factual information contained herein, the matters set forth in this press release, including statements regarding the expected transaction proceeds, timing and benefits of the proposed transactions, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “will” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2020 Lumen Technologies. All Rights Reserved.

Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies; the possibility that the anticipated benefits from the proposed transaction cannot be realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate the Company’s EMEA business from its other businesses in connection with the Divestiture; the possibility that the post-closing commercial relationships between the parties will not operate in the manner currently contemplated; the possibility that the Company might be required to pay higher than anticipated tax payments, to make unanticipated payments under the transaction agreements or to otherwise receive less net cash proceeds than anticipated; the possibility that the Company’s customers, vendors or employees could react unfavorably to the Divestiture; changes in the Company’s cash requirements, financial position or business, operational or financial plans; the effects of competition from a wide variety of competitive providers; the purchaser’s ability to successfully maintain the quality of its product and service offerings and to introduce new offerings on a timely and cost-effective basis; and other risk factors and cautionary statements as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that the Company’s proposed Divestiture of its EMEA business will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time, and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on the proposed transaction. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Company undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Media Contacts:

Stephanie Meisse

Lumen

419-610-3142

stephanie.n.meisse@lumen.com

Anne Amlot

Colt

+447899 950730

anne.amlot@colt.net

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2020 Lumen Technologies. All Rights Reserved.